UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2017

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8385
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

On September 7, 2017, FutureFuel Corp. (NYSE: FF) (the “Company”) held its annual shareholder meeting, at which a quorum of its shareholders was present either in person or by proxy. The matters submitted to a vote of the Company’s shareholders were:

(1)	to elect two directors: Paul M. Manheim and Jeffrey L. Schwartz;

(2)	to ratify the appointment of RubinBrown LLP as the Company’s independent auditor for the year ending December 31, 2017;

(3)	to hold an advisory “say-on-pay” vote to approve the compensation the Company’s named executive officers;

(4)	to hold an advisory vote to approve the frequency of the “say-on-pay” vote; and

(5)	to approve the adoption of the FutureFuel Corp. 2017 Omnibus Incentive Plan.

No other business was conducted at such meeting. Of the 43,749,970 shares of the Company’s common stock eligible to vote at the Company’s annual shareholder meeting, 41,361,780 shares were voted. The results of the voting were as follows:

Matter Voted Upon	Votes Cast For	Votes Cast Against	Votes Withheld	Abstentions	Broker Non-Votes
Election of Paul M. Manheim	35,750,218	n/a	1,105,619	0	4,505,943

Election of Jeffrey L. Schwartz	36,367,329	n/a	488,508	0	4,505,943

Ratification of the appointment of RubinBrown LLP as the Company’s independent auditor for the year ending December 31, 2016	41,224,572	118,257	n/a	18,951	n/a

Advisory “say-on-pay” vote on the compensation of the Company’s named executive officers	32,222,822	3,409,442	n/a	1,223,573	4,505,943

Advisory vote on the frequency of the “say-on-pay” vote		n/a	n/a	1,217,675	4,505,943
three years	24,466,681
two years	21,728
one year	11,149,753

Adoption of the FutureFuel Corp. 2017 Omnibus Incentive Plan	20,599,402	15,022,924	n/a	1,233,511	4,505,943

As a result, all matters submitted to a vote of shareholders at the annual meeting were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Jordan Federko
Jordan Federko, Secretary

Date: September 8, 2017